UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 12, 2007

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Rd.
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

The information under this caption is furnished by Cephalon, Inc. (the “Company”) in accordance with Securities Exchange Commission Release No. 33-8216. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 12, 2007, the Company issued a press release announcing certain financial results for the fourth quarter and full year 2006 and first quarter 2007 and full year 2007 guidance amounts.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In the attached press release, the Company discloses “Net income (loss), as adjusted,” “Basic income (loss) per common share, as adjusted,” “Diluted income (loss) per common share, as adjusted,” “Basic adjusted income per common share guidance,” and “Adjusted net income guidance” for certain periods, all of which are considered “non-GAAP financial measures” under Securities and Exchange Commission rules.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.  Management does not intend the presentation of non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

For all periods presented, the Company’s consolidated statements of operations include an “Adjusted” column that reconciles, among other things, its net income (loss) on a GAAP basis to net income (loss), as adjusted.  Management believes that the presentation of these measures, as adjusted, is useful to investors because it provides a means of evaluating the Company’s operating performance and results from period to period on a comparable basis not otherwise apparent on a GAAP basis, since many one-time or infrequent charges, including items that may not affect the Company’s operations, do not meet the strict GAAP definition of unusual non-recurring items.  Furthermore, in preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the Company’s historical results, exclusive of these items, and provides its forecasts to investors on this basis.   Finally, management believes that this presentation is useful in facilitating comparisons between the Company and other companies in its industry, many of whom exclude similar items.

Basic income (loss) per common share, as adjusted, and diluted income (loss) per common share, as adjusted, represent the Company’s net income (loss), as adjusted and described above, on a per share basis.  Management believes that the presentation of these measures is meaningful to investors because it provides investors with a means of evaluating net income (loss), as adjusted, against the Company’s previously issued income per common share guidance.  In addition, in assessing the Company’s performance against its previously issued per share guidance, management uses these adjusted per share measures.  The presentation of guidance for adjusted net income and basic adjusted net income per common share reconciles the Company’s projected net income and basic income per common share on a GAAP basis to its current quarterly and full-year guidance.  Management believes the presentation of these measures is useful to investors because it will enable investors to assess and compare the Company’s guidance on an adjusted and a GAAP basis with adjusted actual results, when issued.  Moreover, these measures provide a straightforward view of the Company’s operations free from the complexity associated with determining the daily impact on the income per share calculation resulting from the Company’s outstanding convertible notes.  Finally, management utilizes the adjusted net income and basic adjusted income per common share measures in connection with its internal budgeting and forecasting.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

None

(b)                                 Pro forma Financial Information.

None

(c)                                  Exhibits.

Exhibit No.	Description of Document
99.1	Press Release dated February 12, 2007 – Cephalon Reports Record Sales and Earnings for 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: February 12, 2007	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 12, 2007 – Cephalon Reports Record Sales and Earnings for 2006